UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

Predictive Oncology Inc.

(f/k/a Precision Therapeutics Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K that Predictive Oncology Inc. f/k/a/ Precision Therapeutics Inc. (“Predictive” or the “Company”) filed with the Securities and Exchange Commission on April 10, 2019, concerning the April 4, 2019 completion of the business combination of Helomics Holding Corporation (“Helomics”) with Helomics Acquisition, Inc., a wholly-owned subsidiary of Predictive (“Merger Sub”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated as of October 26, 2018 (as amended, the “Merger Agreement”), and a related exchange offer. This Amendment No. 1 includes the audited financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01        Financial Statement and Exhibits

(a) Financial Statements of Businesses Acquired

The audited financial statements of Helomics as of and for the years ended December 31, 2018 and 2017 are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information

Certain pro forma combined financial information of the Company as of and for the year ended December 31, 2018, giving effect to the merger of Helomics with and into Merger Sub pursuant to the Merger Agreement, is attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm— Schneider Downs & Co., Inc.
99.1	Audited Financial Statements of Helomics Holding Corporation
99.2	Pro Forma Combined Financial Information of Predictive Oncology Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Name:	Bob Myers
Its:	Chief Financial Officer

Date: June 18, 2019

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